Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

WIRELESS NETWORK PATENT LICENSE AGREEMENT

THIS WIRELESS NETWORK PATENT LICENSE AGREEMENT is made by and between SIPCO, LLC (“SIPCO”), a limited liability company organized and existing under the laws of the State of Georgia, and IPCO, LLC dba IntusIQ (“IPCO”), a limited liability company organized and existing under the laws of the State of Georgia, (SIPCO and IPCO hereinafter collectively “Licensors” or individually “Licensor”), and Telkonet, Inc. (“Licensee”), a Utah Corporation organized and existing under the laws of Utah.

WHEREAS, SIPCO has filed a lawsuit against Licensee captioned SIPCO, LLC v. Telkonet, Inc., No. 2:20-CV-981-LA in the Eastern District of Wisconsin.

WHEREAS, Licensors each assert to own and have the right to license, or have the right to license, one or more patents, utility models and/or allowed patent or utility model applications, including those listed in the Complaint filed in the above-captioned litigation;

WHEREAS, Licensee desires to resolve the disputed claims of the above-captioned litigation without the expense of costly litigation and for its own and its Affiliates convenience to obtain the right under the Licensed Patents to manufacture, have manufactured, sell, offer to sell, import, export, and use Licensed Products as authorized herein, without admission as to infringement, validity, or enforceability of the Licensed Patents, or liability with respect to any claims of the Complaint filed in the above-captioned litigation; and

WHEREAS, Licensors desire to grant certain rights solely with respect to Licensed Patents as more fully set forth below.

NOW, THEREFORE, Licensors and Licensee hereby agree as follows:

1.	DEFINITIONS

The definitions set forth in this Article shall apply to the following terms when used with initial capital letters in this Agreement, its attachments and amendments hereto.

1.1	Affiliate – shall mean a legal entity which as of the Effective Date or thereafter during the term of this Agreement, directly or indirectly, controls, is controlled by or is under common control with a party or another entity. The term “control” as used in this Section shall mean ownership of more than 50% of the outstanding shares representing the right to vote for directors or other managing officers of the party or entity; or for a party or entity that does not have outstanding shares, of more than 50% of the ownership interest representing the right to make decisions for such party or entity. An entity shall be deemed an Affiliate only for the period during which such “control” exists.

1.2	Agreement – shall mean this Wireless Network Patent License Agreement between Licensors and Licensee, including all exhibits, attachments, amendments and modifications hereto.

1.3	Arm’s-Length Sale – shall mean a Sale between or among entities that are not Affiliates and at competitive conditions which prevail in the market, or the equivalent of such a Sale as determined by mutual agreement of the parties.

1.4	Intentionally Left Blank

1.5	Confidential Information – shall mean any information shared between the parties according to this Agreement, which information is marked or identified by the disclosing party as confidential or with words of similar import, or is of such a nature that the receiving party should reasonably expect the disclosing party would want it treated as confidential, including without limitation information shared pursuant to Sections 2.9, 3.7 or 3.9, Article 5 or Exhibit D. For avoidance of doubt, the terms of this Agreement shall be treated as Confidential Information of both parties.

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1.6	Customer – shall mean any person or entity that is the ultimate end user of a Licensed Product obtained from Licensee or its Affiliate, either directly or indirectly.

1.7	Devices – shall mean Nodes and/or Gateways; provided, however, that Devices shall not include components or subcomponents of Nodes or Gateways (including, but not limited to, chipsets, motherboards, semiconductors, antennae and/or modules designed for incorporation into another article), but instead shall only include substantially completed items designed for use by a Customer in the form in which such items are Sold by Licensee or its Affiliates.

1.8	Distributor – shall mean any third-party distributor, reseller, sales agent, or channel partners of Licensed Products obtained from Licensee or its Affiliate, either directly or indirectly. For avoidance of doubt, channel partners shall include but not be limited to downstream: systems integrators; technology deployment consultancies; value-added resellers, distributors, vendors, retailers; consultants; ESCO (energy service companies); and sales agents.

1.9	Effective Date – shall mean the date on which this Agreement is signed by the last of the parties to execute it.

1.10	Field of Use – shall mean any field of use except Industrial Automation Products. Industrial Automation Products means robotic devices, computers, and control systems used in managing, monitoring and controlling equipment used in industrial processes.

1.11	Gateway – shall mean a device, whether alone or incorporated in or with one or more other devices, that is capable of communicating and/or interfacing between or among networks, at least one of which is a Network, including any integrated firmware or software.

1.12	Licensed Patents – shall mean the patents and patent applications listed on Exhibit A attached hereto, as well as any other patents and patent applications that are or become owned, controlled or licensable by Licensors at any time on or after the Effective Date, including, without limitation, continuations, continuations-in-part, divisionals, reissues, and reexamined patents of the patents and patent applications listed on Exhibit A, and all patents and patent applications (including foreign counterparts) claiming priority directly or indirectly therefrom, or from which any such patent or patent application claims priority directly or indirectly.

1.13	Licensed Product – shall mean any Device, System Control Software and/or Remote Access Service within the Field of Use (whether branded or not) that, but for the rights and licenses granted hereunder, would, according to Licensors, infringe one or more Valid Claims of the Licensed Patents, either on its own or when used in a Network. Licensed Products shall include, notwithstanding any other provisions of this agreement, and without limitation, the products or services listed on Exhibit B and Exhibit C attached hereto and any other Devices Sold by Licensee or its Affiliates as of or prior to the Effective Date. Subject to the foregoing and for the avoidance of doubt, Licensed Products shall not include any product, system control software, or service that is not capable of Wireless Multi-Hop Network communication, and where because such product, system control software, or service is not capable of infringing any Valid Claims of the Licensed Patents.

1.14	Enable, Enabled or Enablement – means hardware, software or any physical modification that, when added to/removed from, incorporated into or acted upon a device allows or provides for the functionality that renders the device capable of communicating and/or interfacing between or among networks, at least one of which is a Wireless Multi-Hop Network, whether or not such functionality is provided by or would require the addition, removal or activation of any hardware, or any firmware or software.

1.15	Disable or Disabled – means hardware, software or any physical modification that, when added to/removed from, incorporated into or acted upon a device prevents or removes the functionality that renders the device capable of communicating and/or interfacing between or among networks, at least one of which is a Wireless Multi-Hop Network, whether or not such functionality is provided by or would require the addition, removal or activation of any hardware, or any firmware or software.

1.16	Disabled Products – means any product that is Disabled at the time of Sale by the Licensee.

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1.17	Future Enabled Products – means any Disabled Product that is Enabled at the time of Sale or thereafter by or with the direct support (direct support understood to include authorization) of Licensee or its Affiliates.

1.18	Network – shall mean a wireless network capable of using one or more of the following protocols: (i) ZigBee; (ii) Z-Wave; (iii) RF4CE; (iv) 6LoWPAN; (v) WirelessHART; (vi) EnOcean; (vii) ISA100.11a; (viii) IEEE 802.15.4; (ix) Thread; or (x) any other Wireless Multi-Hop Network. For the avoidance of doubt, the term “Wireless Multi-Hop Network” shall mean a wireless network of devices that includes a device capable of relaying data on behalf of other devices in the network.

1.19	Node – shall mean a device, whether alone or incorporated in or with one or more other devices, that is capable of functioning as a radio transmitter and/or receiver in one or more Networks by wirelessly transmitting a signal to and/or wirelessly receiving a signal from one or more other similar devices and/or Gateways, including any integrated firmware or software.

1.20	Patent – shall mean any issued patent (including reexaminations, reissues, continuations, divisions and continuations-in-part), enforceable invention certificate, or issued utility model of any country, or any enforceable allowed patent application or enforceable allowed utility model application, published for opposition in any country.

1.21	Release Date – shall mean July 1, 2020.

1.22	Remote Access Service – shall mean any service offered by Licensee or its Affiliates that involves the use of Devices in a Remote Access Configuration, which service is offered by Licensee or its Affiliates (i) directly to Customers; or (ii) to one or more third parties that themselves contract to provide such service to Customers.

1.23	Remote Access Configuration – shall mean a system or network that includes at least one Gateway in communication with a remote computing device (such as a cell phone, tablet, laptop, desktop computer, server computer or other similar device) via the Internet or another wide area network (WAN) using System Control Software.

1.24	Sale (Sell) (Sold) – shall mean any sale, re-sale, rental, lease, license or other form of distribution or provision of a Licensed Product to a person or entity. A Sale shall be deemed to have occurred when the Licensed Product is paid for by or delivered to the person or entity, whichever occurs earlier; provided, however, that in the case of Licensed Products Sold on a subscription or recurring revenue basis, a separate Sale shall be deemed to have occurred for each period covered by a subscription or recurring revenue payment owing from the person or entity on the earlier of (i) the date that the Licensed Product is paid for by person or entity, or (ii) the first day of the period covered by the subscription or recurring revenue payment owing from the person or entity.

1.25	Sales Price – shall mean (i) in the case of an Arm’s-Length Sale of Licensed Products for which no value other than money is received either directly or indirectly, the total amount invoiced for the applicable Sale after deduction of any actual seller-to-buyer discounts granted; and excluding, or making proper deductions for any costs of carriage and freight and value added tax or other sales tax and, in the case of export orders, any import duties or similar applicable governmental levies, subject in all cases to the same being separately charged; or (ii) in the case of any other Sale or usage of Licensed Products, the fair market value of such Licensed Products as determined by reference to comparable Arm’s-Length Sales made during the same period, if any. Notwithstanding any actual seller-to-buyer discounts as described in section (i) above, the Sales Price also shall include any money or other consideration received from a third party in connection with the Sale of Licensed Products, such as, for example, advertising, sponsorship or other similar revenue. Sales Price in currencies other than United States dollars (US$) shall be converted to United States dollars (US$) at the foreign official conversion rate as reported by the Federal Reserve Bank of New York on the third business day prior to the date that payment under this Agreement is due.

1.26	Supplier – shall mean a person or entity that (i) is a contract manufacturer of Licensed Products for Licensee or its Affiliates, or (ii) supplies components or services to Licensee or its Affiliates for their manufacture of Licensed Products.

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1.27	System Control Software – shall mean software capable of accessing, monitoring and/or controlling one or more Nodes and/or Gateways in a Network. However, System Control Software shall not include any firmware or software that is integrated or intended for integration into Nodes and/or Gateways, or any components thereof.

1.28	Valid Claim – shall mean a claim of a Patent, which claim has neither expired nor been finally, following expiration of all rights of appeal, held unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction at both the time of manufacture and the time of sale of the applicable product or service.

2.	LICENSE, COVENANT AND RELEASE

2.1	License Grant. Subject to the payment and other terms of this Agreement, Licensors hereby grant to Licensee and its Affiliates a worldwide, nonexclusive, nontransferable and royalty-bearing license under the Essential Claims of the Licensed Patents, to make, have made, Sell, offer for Sale, import, export and use Licensed Products within the Field of Use on or after the Release Date. As used herein, “Essential Claims” means those patent claims that, but for this Agreement and according to Licensors, would be directly infringed by Licensee or its Affiliates making, having made, Selling, offering for Sale, importing, exporting or using the particular Licensed Product in question within the Field of Use.

2.2	Firmware and Software Updates. For clarification, the license rights granted under Section 2.1 include rights to provide firmware and software updates to Devices constituting Licensed Products. However, no rights or licenses to Sell or otherwise distribute firmware or software updates to any other Devices are granted under this Agreement.

2.3	Covenant Not to Assert. Subject to the payment and other terms of this Agreement, Licensors hereby covenant not to assert the Licensed Patents: (i) against Licensee or its Affiliates, or their Suppliers, based solely on the re-Sale or use by Distributors or Customers of Licensed Products in the Field of Use on or after the Release Date, including combining such Licensed Products with other products or services (“Other Products”) offered by such Distributors or third parties (collectively “Combined Products”); and (ii) against Distributors and Customers based solely on their Sale or use of such Licensed Products in the Field of Use after the Release Date, including combining such Licensed Products with Other Products. The covenant not to assert in section (ii) shall not apply to said Other Products to the extent they independently embody essential features of any claim of the Licensed Patents, are not standard off the shelf items, and are not otherwise licensed by Licensor.

2.4	Release. Subject to the payment and other terms of this Agreement, including payment of the Initial Payment, all Minimum Payment amounts, Closing Payment and all other payments required under Section 3.1, Licensors hereby irrevocably and forever discharge and release Licensee (and its existing Affiliates as of the Effective Date (“Current Affiliates”)), and their Suppliers, Distributors and Customers, from any and all past, present and future claims, demands or liability of every kind and nature, at law, in equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, threatened, not threatened or that could have been threatened, for infringement (directly, contributorily, by inducement or otherwise) of any of the Licensed Patents based on their making, having made, Selling, offering for Sale, importing, exporting or using any Licensed Products Sold by Licensee or its Current Affiliates within the Field of Use prior to the Release Date, to the extent such activities would have been authorized under this Agreement if the licenses and other rights granted hereunder had been in existence at such time. In the case of any Acquired Entity, the foregoing release shall not apply to any Licensed Products Sold by the Acquired Entity within the Field of Use prior to its Affiliation Date, unless and until all royalties are paid on such Licensed Products pursuant to Section 3.1 and as otherwise provided in this Agreement.

2.5	No Implied Licenses or Rights. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NO LICENSE, COVENANT NOT TO ASSERT, RELEASE OR OTHER IMMUNITY IS GRANTED TO LICENSEE, ITS AFFILIATES, OR ANY OTHER PERSON OR ENTITY, EITHER DIRECTLY OR BY IMPLICATION, ESTOPPEL OR OTHERWISE. NO RIGHTS OR LICENSES ARE EXTENDED FOR PRODUCTS OR SERVICES NOT EXPRESSLY LICENSED HEREUNDER, OR FOR ANY COMBINATIONS OF THE LICENSED PRODUCTS WITH OTHER PRODUCTS OR SERVICES EXCEPT AS EXPRESSLY SET FORTH HEREIN.

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2.6	Notice Required for Sales. Licensee shall provide, and cause its Affiliates to provide, the following notice or a notice with substantially the same effect of disclaiming any implied licenses) to each Distributor or Customer to which Licensee or its Affiliate Sells or otherwise provides Licensed Products that are designed or intended for incorporation into or use with a wireless mesh network: “NO RIGHTS OR LICENSES UNDER PATENTS OWNED OR CONTROLLED BY THIRD PARTIES, EXPRESS OR IMPLIED, ARE GRANTED WITH RESPECT TO ANY OTHER PARTY’S DEVICES OR SERVICES WHETHER ALONE OR IN COMBINATION WITH THESE PRODUCTS AND/OR SERVICES.” Such notice must be provided in the packaging, shipping documentation, manual for, or other similar items accompanying the Licensed Products. Virtual marking where the phrase “license rights and limitations” (or a substantially similar phrase) is used together with a publicly accessible address on the Internet that declares above-stated notice is also permissible.

2.7	Affiliates and Sublicenses. Licensee is responsible for ensuring compliance by its Affiliates with the obligations under this Agreement applicable to them, and for any breach of such obligations by its Affiliates, except as to those of its Affiliates that have separately agreed in writing to be bound by such obligations, and for which written notice has been provided to Licensors. Licensee and its Affiliates shall have no right to grant any sublicenses under the Licensed Patents.

2.8	Patent Marking. Licensee and its Affiliates shall mark the Licensed Products constituting articles with the patent numbers for the Licensed Patents covering such Licensed Products. If marking of the Licensed Products themselves is not practical, their associated product packaging, labels, tags or products inserts shall be marked with such patent numbers instead. Virtual marking where the word “patent” or the abbreviation “pat.” is used together with a publicly accessible address on the Internet that associates the Licensed Product with the required patent numbers is permissible. The obligations required of Licensees and its Affiliates may be satisfied by including a notice of the form: “Covered by one or more claims of patents: http://sipcollc.com/patent-list/ and http://intusiq.com/patent-list/.” Licensors shall have the right to request in writing, no more than once per year, that Licensee provide reasonable evidence of the marking of the Licensed Products, and Licensee shall provide the same.

2.9	Schedule of Products. Licensee represents and warrants that Exhibit B lists all Licensed Products Licensee or its Affiliates expect to Sell or offer for Sale during the twelve (12) months following the Effective Date. Upon written request by Licensors no more than once every twelve (12) months thereafter, Licensee shall provide Licensors with a written list of all Licensed Products actually Sold or offered for Sale by Licensee or its Affiliates during the preceding three (3) year period. All such lists shall include applicable product names, model numbers, service descriptions and any other identifying designations. Exhibit B hereto may be supplemented from time to time by either party in order to add any additional Licensed Products included on such lists or otherwise identified by a party or to add any additional or derivative products included on such lists or otherwise identified by a party].

2.10	Withdrawal of Lawsuit. Within ten (10) days of the Effective Date of this Agreement, SIPCO will withdraw the claims against Licensee of 20-CV-981 with prejudice by signing and filing a copy of the Stipulated Dismissal substantially in the form as attached hereto as Exhibit E.

3.	ROYALTIES AND PAYMENTS

3.1	Running Royalties. Licensee shall pay to Licensors royalties on all Licensed Products Sold by Licensee or its Affiliates on or after the Release Date, until December 31, 2024, as follows:

3.1.1	Licensee shall pay to Licensors an Initial Payment in the amount of $40,000 in two installments: (a) $20,000 no later than 5 business days after the Effective Date and (b) $20,000 no later than December 31, 2020.

3.1.2	In addition, Licensee shall pay to Licensors a running royalty for all Licensed Products of:

(a)  three-and-one-half percent (3.50%) of the Sales Price for all such products Sold for the quarters ending September 30, 2020; December 31, 2020; March 31, 2021; June 30, 2021; September 30, 2021; and December 31, 2021.

(b) the greater of a $35,000 Minimum Payment per quarter or three-and-three-quarters percent (3.75%) of the Sales Price for all such products Sold for each quarter ending March 31, 2022; June 30, 2022; September 30, 2022; and December 31, 2022; March 31, 2023; and June 30, 2023.

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(c)  the greater of a $40,000 Minimum Payment per quarter or four percent (4.0%) of the Sales Price for all such products Sold for each quarter ending September 30, 2023; December 31, 2023; March 31, 2024; June 30, 2024; September 30, 2024; and December 31, 2024.

3.1.3	Licensee shall pay to Licensors a Closing Payment of $50,000 no later than January 31, 2025.

In the event Licensee or its Affiliates Enable or directly support any third party to Enable any Disabled Products to become Future Enabled Products at any point in time, both parties agree a royalty amount under Section 3.1 shall be due at the time of such Enablement and payable to SIPCO/IPCO by Licensee and its Affiliates as if such Disabled Product was originally Sold as a Licensed Product and royalties shall be calculated at the original Sales Price of such Disabled Product plus any additional Sales Price associated with the Enablement. Licensee and its Affiliates represent and warrant that they have not Enabled or directly supported any third party to Enable any Disabled Products to become Future Enabled Products prior to the Effective Date and shall not Enable or directly support any third party to Enable any Disabled Products to become Future Enabled Products after the Effective Date without the payment of royalties due hereunder or in an attempt to circumvent the royalty obligations hereunder.

3.1.4	Additive Royalties and Bundled Sales. For clarification, the royalties set forth in this Section 3.1 are additive to the extent that Devices, System Control Software and/or Remote Access Services are Sold separately. In the case where such items are Sold as a bundled offering with products that are not Licensed Products, the Sales Price shall be the average Sales Price for each individual Licensed Product when Sold separately during the most recent calendar quarter.

3.1.5	Sales Between Affiliated Entities. With respect to each Licensed Product intended for ultimate Sale to a non-Affiliated third party (whether or not as part of a bundled offering), the royalties set forth in this Section 3.1 shall be payable based on the first Sale of such Licensed Product to the non-Affiliated third party, and not on Sales of the Licensed Product between or among Licensee and its Affiliates in advance thereof.

3.2	Payment Schedule.

3.2.1	Payment of Royalties. Royalties payable pursuant to Article 3 based on Licensed Products Sold on or after the Release Date shall be payable by Licensee to Licensors on a calendar quarterly basis, beginning with the period from the Release Date to the end of the then-current calendar quarter and continuing for each three (3) month period thereafter, within thirty (30) days following the end of the relevant three (3) month period. Such royalties shall be paid to Licensors and shall be accompanied by a statement pursuant to Section 3.7.

3.2.2	Back Royalties. Based on Licensee’s representation and warranty to Licensors that Licensee and its Affiliates Sales or other provision of Licensed Products prior to the Release Date was substantially as set forth on Exhibit C (excepting refurbished products and certain end devices agreed upon by the parties) attached hereto (“Past Sales”), Licensee has agreed to the royalty rate and the Initial Payment, Minimum Payments and Closing Payment set forth in Section 3.1 for Licensed Products as compensation intended to also cover any Past Sales. This term does not extend beyond the term of every Licensed Patent in Exhibit A. Licensee shall have no additional obligation to pay royalties for Past Sales other than by satisfaction of the payment terms set forth in Section 3.1.

3.3	Payments Upon Termination or Expiration. Within thirty (30) days after the effective date of termination or expiration of this Agreement, Licensee shall pay Licensors any and all amounts that are due or will be due under this Agreement based on Sales or usage of Licensed Products occurring prior to the effective date of such termination or expiration. To the extent Licensee or its Affiliates are in possession of, but did not sell, any Licensed Products prior to the effective date of such termination or expiration, and those Licensed Products are ultimately sold, Licensee shall pay to Licensors royalties for such Licensed Products under the terms of this agreement as they are sold in the ordinary course on a quarterly basis for a period of time not to exceed six (6) months following the termination or expiration of this Agreement. At which time, Licensee or its Affiliates shall make a final payment for any remaining Licensed Product in their possession as of the effective date of termination or expiration of this Agreement. Licensee or its Affiliates shall include with all such royalty payments a royalty statement for such payment in accordance with Section 3.7 of this Agreement.

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3.4	Form of Payment. Any payment made under the provisions of this Agreement shall be made in United States dollars and by wire transfer to the account of Licensors to be provided by Licensor at the time of execution of this Agreement, without deduction of any taxes, bank fees or other assessments of any kind, or by such other means as the parties shall mutually agree in writing.

3.5	Taxes. Each party shall be responsible for payment of all taxes imposed on it as a result of this Agreement or any of the transactions contemplated hereunder.

3.6	Late Payments. Any payment required hereunder that is received by Licensors more than five (5) business days after the date it is due pursuant to the terms of this Article 3 (including unpaid portions of amounts due) shall bear interest, compounded monthly, at the lesser of one percent (1%) per month or the highest interest rate permitted to be charged by Licensors under applicable law. No payment shall be deemed made under this Agreement until the funds in the appropriate amount and as specified in this Agreement are actually received by and credited to Licensors’ bank account.

3.7	Royalty Statements. On or prior to the date on which royalties are due for any reporting period, Licensee shall provide a royalty statement to Licensors in electronic form, which statement shall include the quantity of any and all Licensed Products Sold or used by Licensee or its Affiliates during the relevant reporting period and a calculation of the royalties, if any, which are payable. The statement also shall show in reasonable detail and separately identify each Licensed Product, its name, model number or SKU, and any other identifying designations or descriptions, as well as its Sales Price, and shall be substantially in the form of Exhibit D attached hereto or such other form as may be mutually agreed on by the parties in writing. If no Sales of Licensed Products occurred during the relevant reporting period, Licensee shall submit a statement indicating as such. All such statements shall be certified as correct by an authorized representative of Licensee.

3.8	Books and Records. Licensee and its Affiliates shall keep and maintain accurate and detailed books and records for Licensors to ascertain all royalties payable hereunder. Books and records pertaining to a particular royalty reporting period shall be maintained for three (3) years from the date on which a royalty statement is submitted and royalty paid in respect of such period.

3.9	Audit Rights. Licensors shall have the right to audit the books and records of Licensee and its Affiliates relating to payments made or due hereunder not more than once per calendar year upon reasonable notice to Licensee. Such audits shall be conducted during reasonable business hours and shall be performed by an independent certified public accountant selected by Licensors (the “Auditor”) in accordance with generally applicable accounting standards and practices for the conduct of financial audits. Licensee and its Affiliates shall fully cooperate with the Auditor and permit the Auditor to inspect and copy such portions of their books and records as the Auditor deems appropriate. Licensors shall bear the cost of the audit unless it reveals an underpayment in the aggregate that is greater than ten percent (10%) of the amount actually due for the period being audited. Within thirty (30) days after receiving notice from Licensors of any shortfalls uncovered, Licensee shall pay (i) such shortfalls plus interest as set forth in Section 3.6, as measured from the date when the shortfall should have been paid, and (ii) the cost of the audit if required under this paragraph.

3.10	Third-Party Claims Regarding Certain Products. If a third party claims that any products or services it obtains from Licensee or its Affiliates, directly or indirectly, are covered as Licensed Products under this Agreement (“Claimed Products”), Licensors may request, and Licensee shall promptly provide to Licensors in writing, such information as is reasonably requested by Licensors to confirm or dispute the claim, including, without limitation, (i) whether each of the Claimed Products was, in fact, Sold by Licensee or its Affiliates, (ii) the quantities of each Claimed Product Sold by Licensee or its Affiliates to the third-party claimant, and (iii) in case the Claimed Products were not Sold by Licensee or its Affiliates directly to the third-party claimant, the name of each Distributor to which Licensee or its Affiliates Sold the Claimed Products and the quantities of each Claimed Product Sold to such Distributor. Licensors shall treat such information as Confidential Information of Licensee; provided, however, that notwithstanding Article 5, Licensors shall be entitled to disclose this information to the third-party claimant and any distributor of the Claimed Products, and to use the information in connection with resolving any dispute with the third-party claimant or the distributor regarding the Claimed Products, after the third party has executed a confidentiality agreement agreeing to maintain the confidentiality of said information.

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3.11	Unsuccessful Challenges. In the event that Licensee or its Affiliate initiates or prosecutes, or assists others in initiating or prosecuting, any suit or action to challenge the validity or enforceability of any of the Licensed Patents, Licensors shall have the option to terminate this Agreement on written notice to Licensee. In the event that Licensors do not exercise this option to terminate the Agreement and, if at the conclusion of such action, any of the remaining claims of the challenged Licensed Patent(s) still cover products or services offered by Licensee or its Affiliate in the Field of Use, Licensee shall reimburse Licensors, on demand, for all reasonable costs and expenses that they incurred in defending the suit or action, including the fees of all of Licensors’ attorneys and expert witnesses and any administrative fees or charges, not exceed $200,000.00 for each IPR or other action filed. The foregoing shall survive any termination of this Agreement (other than by Licensors under this Section 3.11) as to any suit or action initiated prior to the effective date of such termination. Nothing herein shall limit or prevent Licensee or its Affiliate from challenging the validity or enforceability of any of the Licensed Patents, or Licensors from defending against any such challenge.

4.	REPRESENTATIONS AND WARRANTIES

4.1	Right to Grant Licenses. Licensors represent and warrant that they have the authority, power and right to grant the licenses, covenant not to assert and release under this Agreement.

4.2	No Warranty of Non-Infringement. Licensors makes no representation or warranty that the making, using or selling of any Licensed Product will not infringe, directly, contributorily, by inducement or otherwise, any other patents or intellectual property rights.

4.3	No Obligation to Bring Actions. Nothing herein shall be construed as imposing on Licensors the obligation, or as conferring upon Licensee or any other person or entity, the right, to bring or prosecute actions or suits against third parties for infringement of the Licensed Patents, or upon any party to defend any suit or action brought by a third party that challenges or concerns the validity or enforceability of the Licensed Patents.

4.4	Determination of Payment Amounts. Each party acknowledges that the amounts payable hereunder (i) have been determined as a matter of convenience to both parties and are not associated with the value of using any particular Licensed Patent; and (ii) shall neither increase nor decrease because of an increase or decrease in the number of Licensed Patents covering the Licensed Products.

4.5	Use of the Licensed Patents. Each party acknowledges that: (i) Licensee and its Affiliates are not required by this Agreement to use all of the Licensed Patents licensed herein; and (ii) nothing in this Agreement prevents Licensors, Licensee or its Affiliates from using, licensing or in any other way dealing in or with any other technology, whether or not such technology is deemed to be competitive with the technology embodied by the Licensed Patents.

4.6	Compliance with Law. Each party represents and warrants that it will comply with all applicable laws, regulations or ordinances pertaining to its performance hereunder.

4.7	Approval and Conflicts. Each party represents and warrants that its entry into this Agreement has been approved by all requisite corporate action, and that this Agreement and the transactions contemplated hereby do not violate any other agreements to which it is subject as a party or otherwise bound.

4.8	No Independent Promises. Each party represents and warrants that in executing this Agreement it has not relied on any promises, inducements or representations made by the other or any third party that are not expressly set forth in writing herein, or in another document specifically referencing this Agreement and executed by both parties.

4.9	No Bankruptcy Filings. Each party represents and warrants that it is not presently the subject of a voluntary or involuntary petition in bankruptcy or the equivalent thereof, and does not presently have reason to believe that such an involuntary petition will be filed against it.

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4.10	No Other Warranties. OTHER THAN THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED.

5.	CONFIDENTIAL INFORMATION

5.1	Obligation of Confidentiality. Each party (the “receiving party”) shall use reasonable care and discretion, commensurate with that degree of care they use to protect similar information of their own, to avoid disclosure, publication or dissemination of Confidential Information of the other party (the “disclosing party”) outside of the employees, officers and consultants of the receiving party and its Affiliates. In addition, each party shall treat, and cause its Affiliates to treat, this Agreement and its terms as Confidential Information of both parties, and neither party shall disclose this Agreement or any of its terms to any third party without prior written consent of the other party; provided, however, that (i) each party may disclose the existence of this Agreement and, under obligations of confidentiality at least as stringent as those contained herein, the Licensed Patents, Field of Use, Licensed or Licensed Products and license rights granted under this Agreement, to third parties claiming rights under the Licensed Patents through this Agreement, or by reason of their obtaining Licensed or Licensed Products through Licensee or its Affiliates under this Agreement; and (ii) Licensors may announce this Agreement on their website and add Licensee to the list of current patent licensees at http://sipcollc.com. Subject to the foregoing sentence, to the extent any information was shared prior to the execution of this Agreement pursuant to the separately executed non-disclosure agreement between the parties dated effective July 20, 2020 (the “Prior NDA”), the restrictions of said Prior NDA shall apply in addition to, or in lieu of, the requirements of this Article 5. Any prior non-disclosure or confidentiality agreements between the parties hereto, including the Prior NDA, are superseded by Section 5 of this Agreement with respect to any information shared on or after the Effective Date of this Agreement.

5.2	Authorized Disclosure. Notwithstanding Section 5.1, Disclosure of Confidential Information also shall be permitted if the receiving party shall have first given reasonable notice as practicable to the disclosing party that such disclosure is to be made, and the receiving party shall have made reasonable efforts to minimize the nature and extent of such disclosure: (i) to any governmental body having jurisdiction and specifically requiring such disclosure, subject to seeking confidential treatment for the material disclosed; or (ii) as required in response to a valid subpoena or otherwise during the course of litigation, subject to a protective order where production under the protective order would be on the basis of an “Attorneys Eyes Only” or higher confidentiality designation. Nothwithstanding Section 5.1, Disclosure of Confidential Information also shall be permitted (i) to a party’s accountants, legal counsel, tax advisors and other financial and legal advisors, or to a counterparty in connection with a proposed merger, acquisition, financing or similar transaction, in either case subject to obligations of confidentiality at least as stringent as those contained in Section 5.1, and (ii) as required in connection with any filings, reports or other disclosures under applicable securities or other laws or regulations.

5.3	Exceptions. Notwithstanding any other provisions of this Agreement, the obligations specified in Section 5.1 will not apply to any information that: (i) is or becomes publicly available without breach of this Agreement; (ii) is released for disclosure by written consent of the disclosing party; or (iii) is independently developed by the receiving party as evidenced by contemporaneously written records; or (iv) is subsequently disclosed to the receiving party or any of its Affiliates on a non-confidential basis by a third party that is not bound by a duty of confidentiality or restriction on its use.

5.4	Survival. The obligations with respect to Confidential Information under this Article 5 shall survive expiration or termination of this Agreement for a period of two (2) years or December 31, 2026, whichever occurs later.

6.	TERM AND TERMINATION

6.1	Term. This Agreement shall expire on the sooner of December 31, 2024 or the date that the last of the Licensed Patents expires or is invalidated.

9

6.1.1	Licensee and its Affiliates shall have the option to extend the license beyond the date contained in Section 6.1 or to take a new license by giving notice to Licensors within no more than 60 days thereafter under the same terms as contained herein. Should Licensee or its Affiliates opt to extend this license or take a new license at any point in the future, neither Licensee or its Affiliates shall owe additional past royalties for any period of time covered by the current license, unless such past royalties are otherwise owed pursuant to this Agreement, for example and without limitation, if sales were underreported.

6.2	Termination by Licensors for Material Breach. Licensors shall have the right to terminate this Agreement upon breach of a material provision thereof by Licensee or its Affiliates. Subject to Section 6.3, Licensors shall acquire the right, at its election, to immediately terminate for material breach upon Licensors sending written notice to Licensee specifying the breach, and the failure of Licensee to demonstrate, to the reasonable satisfaction of Licensors, that Licensee has cured such breach within thirty (30) days of the sending of such notice. A material breach as that term is used herein shall include, but is not limited to:

6.2.1	Failure of Licensee to make payments and provide statements in accordance with this Agreement;

6.2.2	Failure of Licensee or its Affiliates to maintain adequate books and records or to permit an audit in accordance with Article 3;

6.2.3	Failure of Licensee or its Affiliates to provide notices in accordance with Section 2.6, or to mark Licensed Products as required by Section 2.8; or

6.2.4	Failure of Licensee to provide accurate and complete lists of Licensed Products as required by Section 2.9.

6.3	Other Termination by Licensors. In addition to other provisions set forth in this Agreement, this Agreement may be terminated by Licensors immediately upon written notice to Licensee, without any right of Licensee to cure:

6.3.1	If Licensee files a petition in bankruptcy or the equivalent thereof, or is the subject of an involuntary petition in bankruptcy that is not dismissed within sixty (60) days after the filing date thereof, or is or becomes insolvent, or admits of a general inability to pay its debts as they become due;

6.3.2	Upon the de facto or de jure nationalization or expropriation of Licensee by governmental or military action, whether or not with valid authority;

6.3.3	Upon any failure by Licensee to provide, within thirty (30) days after written request by Licensors, reasonably satisfactory and adequate assurances that Licensee remains able and willing to fully and effectively perform its obligations under this Agreement;

6.3.4	Upon Licensee’s failure on two (2) or more occasions within any twenty-four (24) month period during the term of this Agreement to pay royalties and/or provide statements as required by this Agreement; or

6.3.5	Upon the determination of a court of competent jurisdiction that an Affiliate of Licensee (as of the date of the determination) has infringed one or more of the Licensed Patents.

6.4	Survival. The following provisions shall survive expiration or termination of this Agreement:

6.4.1	The obligation of Licensee to make all payments due under this Agreement as of the effective date of expiration or termination, or thereafter in accordance with Section 3.3;

6.4.2	The obligation of Licensee to provide statements pursuant to Section 3.7, and to allow for an audit pursuant to Section 3.9; and

6.4.3	The obligation of each party to maintain confidentiality under Article 5.

10

6.5	Remedies. Nothing herein shall limit any rights or remedies that may be available to either party, at law or in equity, on account of any breach or threatened breach of this Agreement by the other party. In the event of any breach or threatened breach of this Agreement, the aggrieved party shall be entitled to seek specific performance and/or injunctive relief as a remedy, without posting any bond or other security, which remedy shall be in addition to, and not in lieu of, any appropriate relief in the way of monetary damages.

In the event of Licensee’s material breach as defined in Section 6.2.1 and Licensee’s failure to cure as provided in Section 6.2, if Licensors elect not to terminate this Agreement, Licensors shall be entitled to immediate and accelerated payment of any and all remaining Initial Payment amount, quarterly Minimum Payment amounts and Closing Payment, without discount on account of present value or any other grounds, and Licensors may immediately seek such remedy in the appropriate court. In such event, Licensors shall be entitled to recover all costs and attorney’s fees associated with bringing and maintaining such an action. In such event, Licensee shall continue to perform all other obligations of this agreement, including but not limited to payment of any and all royalty amounts that exceed the relevant quarterly Minimum Payment amount.

7.	ASSIGNMENT AND RELATED MATTERS

7.1	Assignment by Licensors. This Agreement or Licensors’ right to enforce or receive any payments under this Agreement may be assigned or transferred by Licensors to one or more third parties. Any assignee or transferee of the Licensed Patents must agree in writing to be bound by the licenses, covenant not to assert and release granted hereunder to the same extent as Licensors; provided, however, that this shall apply only to those Licensed Patents that were assigned or transferred and not to any other patents or patent applications of the assignee or transferee.

7.2	Assignment by Licensee. This Agreement may not be assigned or transferred by Licensee to any other person or entity without the prior written consent of Licensors; provided, however, that this Agreement may be assigned or transferred by Licensee, without consent of Licensors, to a transferee that is either (i) the purchaser of all or substantially all of the assets of Licensee to which this Agreement relates; or (ii) the successor of Licensee in connection with a merger involving the sale of all or substantially all of the outstanding capital stock of Licensee (a “Permitted Transferee”), but in either case only if the Permitted Transferee is not then engaged in litigation or other adversarial proceedings with any of Licensors. Within ten (10) business days following the date of the transfer, Licensee shall provide Licensors with written notice of the transfer and a written commitment of the Permitted Transferee to comply with the terms and provisions of this Agreement. As to any Affiliate of Licensee, this Agreement shall immediately terminate on the date of transfer unless such Affiliate remains an Affiliate of the Permitted Transferee.

7.3	Acquired Entities. Notwithstanding anything to the contrary herein, if a legal entity or business unit becomes an Affiliate of Licensee, or a business unit of Licensee or its Affiliate, after the Effective Date (an “Acquired Entity”), the licenses, covenant not to assert and release under this Agreement shall not extend to any products or services of that Acquired Entity, or to any new or modified products or services based thereon, if the Acquired Entity or any of its pre-acquisition Affiliates is then engaged in litigation or other adversarial proceedings with any of Licensors.

7.4	Divested Entities. Notwithstanding anything to the contrary herein, if an Affiliate of Licensee; or a business unit of Licensee or its Affiliate, is sold or otherwise divested after the Effective Date (a “Divested Entity”), the Divested Entity shall cease to enjoy the benefit of the licenses and covenant not to assert under this Agreement. Licensee shall provide Licensors with written notice within sixty (60) days following the date of divestiture of any Affiliate or business unit that manufactured or Sold Licensed and Licensed Products at the time of divestiture. Upon Licensee’s written request, Licensors agree to grant a separate license to the Divested Entity under terms and conditions to be negotiated, but such agreement shall not extend to any Affiliates of the Divested Entity that are then engaged in litigation or other adversarial proceedings with any of Licensors.

11

8.	MISCELLANEOUS

8.1	Notices. All notices required or permitted under this Agreement to Licensee or Licensors shall be sent by one or more of: (i) Certified Mail with return receipt requested, (ii) overnight delivery by commercial or other service which can verify delivery, or (iii) email to the addresses indicated herein; provided, however, that any notices involving breach, termination or transfer of this Agreement must be sent or copied by (i) or (ii) above. Any such notice so sent shall be effective as of the date it first arrives.

8.1.1 All notices from Licensors to Licensee shall be sent to:

Name:	Gene Mushrush
Title:	CFO
Company:	Telkonet, Inc.
Address:	20800 Swenson Dr., Suite 175
Waukesha, WI 53186
Tel:	414-302-2260
E-mail:	gmushrush@telkonet.com

With a copy to:

Name:	Jason Tienor
Title:	CEO
Company:	Telkonet, Inc.
Address:	20900 Swenson Dr., Suite 175
Waukesha, WI 53186
Tel:	414-302-2201
E-mail:	jtienor@telknonet.com

8.1.2	All notices from Licensee to Licensors shall be sent to SIPCO:

Name:	Kenneth Lee
Title:	Chief Finance Officer
Company:	SIPCO, LLC
Address:	13921 Park Center Road, Suite 380
Herndon, VA 20171
Tel:	+1-571-206-1799
E-mail:	klee@ewmesh.com
And to IPCO:
Name:	Kenneth Lee
Title:	Chief Finance Officer
Company:	IPCO, LLC
Address:	13921 Park Center Road, Suite 380
Herndon, VA 20171
Tel:	+1-571-206-1799
E-mail:	klee@ewmesh.com

12

8.2	Relationship of the Parties. Nothing in this Agreement shall be construed to create a principal-agent relationship, partnership or joint venture between the parties, or give rise to any fiduciary duty from one party to the other party. Nothing in this Agreement shall be construed as prohibiting or restricting Licensors or Licensee from independently developing any product or service, regardless of whether such product or service is competitive with the products or services licensed hereunder.

8.3	Severability. If any provision of this Agreement is held by a court or tribunal of competent jurisdiction to be unenforceable or contrary to law, the remaining provisions of the Agreement will remain in full force and effect to the extent that the interests of the parties in entering into this Agreement can be realized.

8.4	No Waiver. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall not be construed as acquiescence or waiver of such failure to perform such provision. The failure of either party to take action upon the breach of any provision of this Agreement shall not be construed as acquiescence or waiver of any such breach.

8.5	Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not in any way control the meaning or interpretation of this Agreement.

8.6	Representation of Counsel; Mutual Negotiation. Each party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated at arm’s-length, with the advice and participation of counsel, and prepared at the joint request, direction, and instruction of the parties, and shall be interpreted in accordance with its terms without favor to any party.

8.7	English Language. This Agreement and all documents relating thereto shall be written in English.

8.8	Bankruptcy. The Licensed Patents licensed hereunder shall be deemed to be “intellectual property” as the term is defined in 11 U.S.C. Section 101(35A). All written agreements entered into in connection with the parties’ performances hereunder from time to time shall be considered agreements “supplementary” to this Agreement for purposes of 11 U.S.C. Section 365(n). In the event that Licensors should file a petition under the United States federal bankruptcy laws, or that an involuntary petition shall be filed against Licensors, the parties intend that Licensee shall be protected in the continued enjoyment of its rights as Licensee under the Licensed Patents licensed hereunder to the maximum feasible extent including, without limitation, if it so elects, the protection conferred upon licensees under 11 U.S.C. Section 365(n). Licensors shall give Licensee notice of the filing of any voluntary or involuntary petition under the United States federal bankruptcy laws.

8.9	Choice of Law and Consent to Jurisdiction. The validity, construction and performance of this Agreement shall be governed by the substantive law of the State of Delaware, United States of America, without regard to the conflict of law rules. The parties to this Agreement hereby consent to the exclusive jurisdiction of the federal and state courts of the State of Delaware in the event of any legal action filed under or in connection with this Agreement.

In the event either party files an action against the other in such courts, the other party hereby waives any right to assert lack of personal jurisdiction, or that venue in such courts is inappropriate or inconvenient.

13

8.10	Arbitration of Commercial Claims. Upon the written request of either party, any Commercial Claim that the parties cannot resolve within thirty (30) days after the claim is first asserted shall be referred to and finally resolved by arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules and Mediation Procedures then in effect. The arbitrator shall apply the substantive law specified in this Agreement and any arbitration hearings, if necessary, shall be held at a location mutually agreeable to the parties within the jurisdiction of the governmental body issuing such law. If the parties cannot agree upon an arbitrator within ten (10) days after demand by either of them, a single, impartial arbitrator will be selected in accordance with the rules of the AAA. The arbitration proceedings shall be conducted in English and discovery shall be in accordance with the Federal Rules of Evidence unless otherwise agreed by the parties. The award of the arbitrator shall be enforceable by any court or tribunal having jurisdiction over the party against which the award has been rendered, or wherever assets of the party against which the award has been rendered can be located. The arbitrator shall be instructed to award the prevailing party its reasonable costs and expenses incurred in the arbitration, as well as any subsequent costs associated with enforcement of the award, including reasonable attorneys’ fees and costs. With respect to Commercial Claims, the arbitration award shall be final and binding on the parties, and the parties agree to be bound thereby and to act accordingly. As used herein, “Commercial Claims” means claims or disputes relating to financial or reporting matters under Article 3 of the Agreement, but shall not include matters relating to patent validity or infringement, or matters concerning the scope of license or other rights or releases granted under this Agreement (collectively, “Excluded Matters”). If a dispute involves both Commercial Claims and Excluded Matters, the arbitrator will have the right to stay the arbitration until all Excluded Matters material to resolution of the Commercial Claims have been resolved. Notwithstanding the foregoing, either party may request any competent judicial or other authority to order any provisional or conservatory measure (including any injunction), either prior to the institution of an arbitration proceeding or during such proceeding, for the preservation of its rights and interests, without the need to post any bond or other security. Each party shall cooperate with the other party in disclosing and providing access to all information and documents reasonably requested by the other party in connection with such a request, subject only to any preexisting confidentiality obligations imposed on such party.

8.11	No Third-Party Beneficiaries. Nothing in this Agreement shall be construed to give rise to any obligation on any party hereto for the benefit of any third party, or to confer any rights on any third party, except for Affiliates of Licensee licensed under this Agreement.

8.12	Entire Agreement; Amendments. Except for any separate non-disclosure agreement between the parties which shall remain in effect, the provisions of this Agreement, including its attachments and any amendments, constitute the entire Agreement between the parties, and supersede any and all prior communications and understandings, oral or written, between the parties relating to the subject matter hereof. Except for supplementation of the Exhibit A by Licensors, no amendment of this Agreement shall be effective unless such amendment is in writing and specifically references this Agreement, and is signed by all parties hereto. Licensors shall notify Licensee of any supplementation of Exhibit A from time to time during the term of this Agreement.

8.13	Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank; signature page to follow.]

14

IN WITNESS WHEREOF, each of Licensee and Licensors have entered into this Agreement by their duly authorized representatives as of the Effective Date.

(Licensee)

Date: 11/30/2020	By: /s/ Jason L. Tienor
Name: Jason L. Tienor
Title: CEO

SIPCO, LLC

Date: 11/24/2020	By: /s/ Kenneth Lee
Name: Kenneth Lee
Title: CFO

IPCO, LLC dba Intus IQ

Date: 11/24/2020	By: /s/ Kenneth Lee
Name: Kenneth Lee
Title: CFO

15

Exhibit A

LICENSED PATENTS (as of June 6, 2019)

SIPCO, LLC

U.S. Patents

	Patent No.	Appl. No.	Filing Date	Title
1.	5,714,931	08/605,649	22-Feb-96	Personalized security system
2.	5,926,531	08/895,720	17-Jul-97	Transmitter for accessing pay-type telephones
3.	6,028,522	09/172,554	14-Oct-98	System for monitoring the light level around an ATM
4.	6,218,953	09/412,895	5-Oct-99	System and method for monitoring the light level around an ATM
5.	6,233,327	09/102,399	22-Jun-98	Multi-function general purpose transceiver
6.	6,430,268	09/102,178	22-Jun-98	Systems for requesting service of a vending machine
7.	6,437,692	09/439,059	12-Nov-99	System and method for monitoring and controlling remote devices
8.	6,618,578	09/301,671	28-Apr-99	System and method for communicating with a remote communication unit via the public switched telephone network (PSTN)
9.	6,628,764	09/558,030	25-Apr-00	System for requesting service of a vending machine
10.	6,747,557	09/702,450	31-Oct-00	System and method for signaling a weather alert condition to a residential environment
11.	6,836,737	09/925,393	9-Aug-01	Systems and methods for providing remote monitoring of consumption for a utility meter
12.	,891,838	09/704,150	1-Nov-00	System and method for monitoring and controlling residential devices
13.	6,914,533	09/811,076	16-Mar-01	System and method for accessing residential monitoring devices
14.	6,914,893	09/812,044	19-Mar-01	System and method for monitoring and controlling remote devices
15.	7,053,767	10/139,492	6-May-02	System and method for monitoring and controlling remote devices

16

16.	7,079,810	10/657,398	8-Sep-03	System and method for communicating with a remote communication unit via the public switched telephone network (PSTN)
17.	7,103,511	09/925,269	9-Aug-01	Wireless communication networks for providing remote monitoring of devices
18.	7,137,550	08/825,576	31-Mar-97	Transmitter for accessing automated financial transaction machines
19.	7,263,073	09/925,270	9-Aug-01	Systems and methods for enabling a mobile user to notify an automated monitoring system of an emergency situation
20.	7,295,128	11/119,054	29-Apr-05	Smoke detection methods, devices, and systems
21.	7,397,907	09/756,386	8-Jan-01	Multi-function general purpose transceiver
22.	7,424,527	10/021,100	30-Oct-01	System and method for transmitting pollution information over an integrated wireless Network
23.	7,468,661	11/395,685	31-Mar-06	System and method for monitoring and controlling remote devices
24.	7,480,501	10/000,477	24-Oct-01	System and method for transmitting an emergency message over an integrated wireless network
25.	7,650,425	09/925,786	9-Aug-01	System and method for controlling communication between a host computer and communication devices associated with remote devices in an automated monitoring system
26.	7,697,492	11/159,768	23-Jun-05	Systems and methods for monitoring and controlling remote devices
27.	7,739,378	12/206,106	8-Sep-08	System and method for transmitting pollution information over an integrated wireless network
28.	7,756,086	10/792,464	3-Mar-04	Method for communicating in dual-modes
29.	7,978,059	12/337,739	18-Dec-08	System and method for monitoring and controlling remote devices
30.	8,013,732	12/477,329	6-Sep-11	Systems and Methods for Monitoring and Controlling Remote Devices
31.	8,031,650	10/792,608	3-Mar-04	System and Method for Monitoring Remote Devices with a Dual-Mode Wireless Communication Protocol
32.	8,064,412	11/125,009	22-Nov-11	Systems and Methods for Monitoring Conditions
33.	8,171,136	12/816,266	15-Jun-10	System and method for transmitting pollution information over an integrated wireless network
34.	8,193,930	13/225,110	2-Sep-11	Systems and methods for remote irrigation control

17

35.	8,212,667	13/173,499	30-Jun-11	Automotive diagnostic data monitoring systems and methods
36.	8,223,010	13/221,689	30-Aug-11	Systems and methods for monitoring vehicle parking
37.	8,335,304	12/169,536	8-Jul-08	Multi-function general purpose transceivers and devices
38.	8,379,564	13/220,355	29-Aug-11	System and method for monitoring remote devices with a dual-mode wireless communication protocol
39.	8,410,931	13/222,216	31-Aug-11	Mobile inventory unit monitoring systems and methods
40.	8,446,884	12/829,504	2-Jul-10	Dual-mode communication devices, methods and systems
41.	8,489,063	13/102,849	6-May-11	Systems and methods for providing emergency messages to a mobile device
42.	8,666,357	12/356,358	20-Jan-09	System and method for transmitting an emergency message over an integrated wireless network
43.	8,754,780	13/855,452	2-Apr-13	Systems and methods for monitoring and controlling remote devices
44.	8,908,842	13/717,384	17-Dec-12	Multi-function general purpose transceivers and devices
45.	8,924,587	13/485,977	1-Jun-12	Systems and methods for controlling communication between a host computer and communication devices
46.	8,924,588	13/486,014	1-Jun-12	Systems and methods for controlling communication between a host computer and communication devices
47.	8,930,571	12/689,220	18-Jan-10	Systems and methods for controlling communication between a host computer and communication devices
48.	8,942,666	13/943,598	16-Jul-13	Systems and methods for providing emergency messages to a mobile device
49.	8,964,708	12/758,590	12-Apr-10	Systems and methods for monitoring and controlling remote devices
50.	9,111,240	13/461,194	1-May-12	System and method for transmitting pollution information over an integrated wireless network
51.	9,129,497	13/333,967	21-Dec-11	Systems and methods for monitoring conditions
52.	9,282,029	14/195,803	3-Mar-14	System and method for transmitting an emergency message over an integrated wireless network

18

53.	9,430,936	14/629,912	24-Feb-15	Systems and methods for monitoring and controlling remote devices
54.	9,439,126	11/814,632	24-Jul-07	Wireless network protocol system and methods
55.	9,521,533	14/606,403	27-Jan-15	System and method for transmitting an emergency message over an integrated wireless network
56.	9,571,582	14/306,412	17-Jun-14	Systems and methods for monitoring and controlling remote devices
57.	9,515,691	14/821,853	10-Aug-15	System and method for transmitting pollution information over an integrated wireless network
58.	9,691,263	14/836,226	26-Aug-15	System and method for monitoring and controlling residential devices
59.	9,615,226	15/063,970	8-Mar-16	System and method for transmitting an emergency message over an integrated wireless network
60.	9,860,820	15/257,641	6-Sep-16	Wireless network protocol systems and methods
61.	8,346,892	11/721,396	16-Dec-05	Communication network system of bus network structure and method using the communication network system
62.	10,149,129	15/377,383	13-Dec-16	System and method for transmitting an emergency message to a mobile device
63.	10,356,687	15/859,885	2-Jan-18	Wireless network protocol system and methods

Pending U.S. Patent Applications

	App. No.	Filing Date	Title
1.	16/205,375	30-Nov-18	System and method for transmitting an emergency message to a mobile device
2.	16/432,176	5-June-19	Wireless network protocol system and methods

19

International Patents

	Country	Patent No.	Filing Date	Title
1.	Canada	2434642C	9-Aug-01	Wireless communication networks for providing remote monitoring of devices
2.	Europe	EP 2993591 (IE, ES, FR, IT, CH, GB, DE, NL)	9-Aug-01	Site Controller with Mapping Functionality
3.	Korea	10-0807815	17-Dec-04	Communication network system of bus network structure and method using the communication network system
4.	Japan	4555345	16-Dec-05	Communication network system of bus network structure and method using the communication network system
5.	HongKong (China)	HK121979(issued)	9-Aug-01	Site Controller with Mapping Functionality

20

IPCO, LLC dba IntusIQ

U.S. Patents

	Patent No.	Appl. No.	Filing Date	Title
1.	6,044,062	08/760,895	6-Dec-96	Wireless network system and method for providing same
2.	6,249,516	09/492,930	27-Jan-00	Wireless network gateway and method for providing same
3.	7,054,271	10/386,159	10-Mar-03	Wireless network system and method for providing same
4.	7,089,125	10/976,103	27-Oct-04	Distributed asset optimization (DAO) system and method
5.	8,000,314	11/300,902	15-Dec-05	Wireless network system and method for providing same
6.	8,233,471	12/482,892	11-Jun-09	Wireless network system and method for providing same
7.	8,625,496	13/478,913	23-May-12	Wireless network system and method for providing same
8.	8,787,246	13/482,961	29-May-12	Systems and methods for facilitating wireless network communication, satellite-based wireless network systems, and aircraft-based wireless network systems, and related methods
9.	8,982,856	12/364,769	3-Feb-09	Systems and methods for facilitating wireless network communication, satellite-based wireless network systems, and aircraft-based wireless network systems, and related methods

21

Exhibit B

INITIAL SCHEDULE OF LICENSED PRODUCTS

NT7000	Coordinator - EcoConnect
NT8000-B	Coordinator - Blk
NT8000-CG	EcoConnect + - Cellular Gateway
SS6000	Tstat - EcoInsight Digital
SS6000-BP1	EcoInsight/EcoSource/EcoAir Mo
SS6000-HS	Tstat - EcoInsight w/ Humidity
SS6000-VO	Tstat - EcoInsight Digital w/ Variable Output
SS6000-VO-HS	Tstat - EcoInsight w/ Variable
SS6010	Tstat - Digital Plus
SS6010-B	Tstat - Basic
SS6010-HCR	Tstat - EcoInsight + - Wht
SS6010-P	Tstat - EcoInsight + - Wht - PT
SS6200	Sensor - EcoSense Occupancy
SS6205-B	Sensor - Ecosense - Blk
SS6205-W	Sensor - Ecosense - Wht
SS6255-B	Contact - EcoContact - Blk
SS6255-W	Contact - EcoContact - Wht
SS6500	Controller - EcoSource Relay
SS6500-B	Controller - EcoSource Wht -
SS6500-VO	Controller - EcoSource Relay V
SS6510	Controller - Plus
SS6510-P	Controller - EcoSource + - Wht
SS6550	Interface - EcoAir Display - Wht - HS
SS6550-B	Interface – EcoAir Remote Basi
SS6550-HS	EcoAir Display - Wht - HS
SS6560-B	Tstat - EcoTouch - Blk
SS6560-BATKIT	Kit - Battery EcoTouch Plus
SS6560-B-P	Tstat – EcoTouch + - Blk
SS6560-W	Tstat - EcoTouch - Wht
SS6560-W-P	Tstat - EcoTouch + - Wht

22

SS6570-W	Tstat - EcoTouch Flex - Wht
SS6580-B	Tstat - EcoTouch - Wifi - Blk
SS6580-W	Tstat - EcoTouch - Wifi - Wht
SS6600	Controller - VRF - Blk
SS8020	Outlet - EcoGuard - Wht
SS8020-I	Outlet - EcoGuard - Ivory
SS8030	Switch - EcoSwitch - Wht
SS8030-I	Switch - EcoSwitch - Ivory
SS8031	Switch - EcoSwitch - Ivory
LICENSE-B-1	Central License – Basic – (1yr)
LICENSE-B-2	Central License – Basic – (2yr)
LICENSE-B-3	Central License – Basic – (3yr)
LICENSE-B-5	Central License – Basic – (5yr)
LICENSE-P-1	Central License – Premier – (1yr)
LICENSE-P-2	Central License – Premier – (2yr)
LICENSE-P-3	Central License – Premier – (3yr)
LICENSE-P-5	Central License – Premier – (5yr)
LICENSE-S-1	Central License – Standard – (1yr)
LICENSE-S-2	Central License – Standard – (2yr)
LICENSE-S-3	Central License – Standard – (3yr)
LICENSE-S-5	Central License – Standard – (5yr)

23

Exhibit C

LICENSED PRODUCTS SOLD PRIOR TO THE RELEASE DATE

NT7000	Coordinator - EcoConnect	[***]
NT8000-B	Coordinator - Blk	[***]
SS6000	Tstat - Ecolnsight Digital	[***]
SS6000-HS	Tstat - Ecolnsight w/ Humidity	[***]
SS6000-VO	Tstat - EcoInsight Digital w/ Variable Output	[***]
SS6000-VO-HS	Tstat - Ecolnsight w/ Variable	[***]
SS6010	Tstat - Digital Plus	[***]
SS6010-B	Tstat - Basic	[***]
SS6010-HCR	Tstat - Ecolnsight + - Wht	[***]
SS6010-P	Tstat - Ecolnsight+ - Wht - PT	[***]
SS6205-B	Sensor - Ecosense - Blk	[***]
SS6205-W	Sensor - Ecosense - Wht	[***]
SS6255-B	Contact - EcoContact - Blk	[***]
SS6255-W	Contact - EcoContact - Wht	[***]
SS6500	Controller - EcoSource Relay	[***]
SS6500-B	Controller - EcoSource - Wht -	[***]
SS6500-VO	Controller - EcoSource Relay V	[***]
SS6510	Controller - Plus	[***]
SS6510-P	Controller - EcoSource + - Wht	[***]
SS6560-BATKlT	Kit - Battery EcoTouch Plus	[***]
SS6560-B-P	Tstat - EcoTouch + - Blk	[***]
SS6560-W-P	Tstat - EcoTouch + - Wht	[***]
SS6570-W	Tstat - EcoTouch Flex - Wht	[***]
SS6600	Controller - VRF - Blk	[***]
SS8020	Outlet - EcoGuard - Wht	[***]
SS8020-I	Outlet - EcoGuard - Ivory	[***]
SS8030	Switch - EcoSwitch - Wht	[***]
SS8030-I	Switch - EcoSwitch - Ivory	[***]
/LICENSE-B-1	Central License - Basic - (lyr)	[***]
/LICENSE-B-3	Central License - Basic - (3yr)	[***]
/LICENSE-B-5	Central License - Basic - (5yr)	[***]
/LICENSE-P-1	Central License - Premier - (lyr)	[***]
/LICENSE-P-2	Central License - Premier - (2yr)	[***]
/LICENSE-P-3	Central License - Premier - (3yr)	[***]
/LICENSE-S-1	Central License - Standard - (lyr)	[***]
/LICENSE-S-2	Central License - Standard - (2yr)	[***]
/LICENSE-S-3	Central License - Standard - (3yr)	[***]
/LICENSE-S-5	Central License - Standard - (5yr)	[***]
[***]

24

Exhibit D

FORM OF ROYALTY STATEMENT

COMPUTATION OF PRODUCT ROYALTY DUE TO SIPCO, LLD AND IPCO, LLC

FOR ROYALTIES ACCRUING FROM:	TO:
LICENSEE:
CONTACT PERSON:
ADDRESS:

TELEPHONE:	FAX:
EMAIL:

Product Information	Royalty Computation

Product Category (Example: water meter, thermo stat, refrigerato r)	Licensed Product Name (Pursuant to the terms of the Payments section of your License Agreement)	SKU/Product Code	# of Units Sold	Complete the Contract Rate per Unit or Contract Rate per Net Sales based on obligations identified in Payments section of your License Agreement.			Total Royalty Due
				Quarterly Net Sales ($USD)	Contract Rate per Net Sales (%)	Contract Rate per Unit ($USD)
							$0.00
							$0.00
							$0.00
							$0.00
							$0.00
							$0.00
							$0.00
							$0.00
							$0.00
							$0.00
							$0.00
							$0.00
							$0.00
							$0.00
							$0.00
							$0.00
							$0.00
		Column Total					$0.00

	Royalties Due	Royalties Paid
Quarter 1
Quarter 2
Quarter 3
Quarter 4
Totals	$0.00	$0.00

25

COMPUTATION OF SERVICE/SUBSCRIPTION ROYALTY DUE TO SIPCO,LLC AND IPCO, LLC

FOR ROYALTIES ACCRUING FROM:	TO:
LICENSEE:
CONTACT PERSON:
ADDRESS:

TELEPHONE:	FAX:
EMAIL:

Services or Subscription Information	Royalty Computation

Service Category (Example: )	# of Subscribers (If applicable)	Complete the information requested below based on obligations identified in Payments section of your License Agreement.
		Quarterly Fees/Revenues from Services/ Subscribers ($USD)	Contract Rate (% or $USD)	Total Royalty Due
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
				$0.00
Column Total				$0.00

	Royalties Due	Royalties Paid
Quarter 1
Quarter 2
Quarter 3
Quarter 4
Totals	$0.00	$0.00

26

Exhibit [E]

Stipulation of Dismissal

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF WISCONSIN

SIPCO, LLC,
Case No.: 2:20-CV-00981-LA
Plaintiff,

v.	STIPULATION OF DISMISSAL

Telkonet, Inc.,

Defendant.

Pursuant to Fed. R. Civ. P. 41(a)(1)(A)(ii), Plaintiff SIPCO, LLC and Defendant Telkonet, Inc. hereby stipulate to the dismissal of this matter in its entirety, with prejudice, with all parties bearing their own costs and attorneys’ fees.

Dated: November 30, 2020	/s/ Gregory J. Myers
Gregory J. Myers, MN #0287398
LOCKRIDGE GRINDAL NAUEN P.L.L.P. 100 Washington Avenue South, Suite 2200 Minneapolis, MN 55401
Telephone: (612) 339-6900
gjmyers@locklaw.com

K. Scott Wagner, WI #1004668 MALLERY & ZIMMERMAN S.C. 731 North Jackson Street, Suite 900 Milwaukee, WI 53202
Telephone: (414) 271-2424
swagner@mzmilw.com

ATTORNEYS FOR PLAINTIFF

27

Dated: November 30, 2020	/s/ Patrick M. Harvey
Patrick M. Harvey, WI #1059695
Kenneth R. Nowakowski, WI #1015226
HUSCH BLACKWELL LLP
555 East Wells Street, Suite 1900
Milwaukee, WI 53202-3819
Telephone: (414) 273-2100
Patrick.harvey@huschblackwell.com
Ken.nowakowski@huschblackwell.com

ATTORNEYS FOR DEFENDANT

28